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                                                                   EXHIBIT 12(a)

               BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                              (dollars in millions)

                                                                                Year Ended December 31,
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                                                                      1993      1994      1995      1996      1997
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
Earnings:
 1.  Income before income taxes and cumulative effects of
       accounting changes                                          $ 1,698   $   987   $   469   $ 1,131   $ 1,239
 2.  Add: Fixed charges excluding capitalized interest (Line 10)     3,168     3,911     5,138     5,483     5,963
 3.  Less: Equity in undistributed income of unconsolidated
       subsidiaries and affiliates                                      30        45        28        30      (117)
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 4.  Earnings including interest on deposits                         4,836     4,853     5,579     6,584     7,319
 5.  Less: Interest on deposits                                      1,013       965     1,360     1,355     2,076
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 6.  Earnings excluding interest on deposits                       $ 3,823   $ 3,888   $ 4,219   $ 5,229   $ 5,243
==================================================================================================================
Fixed Charges:
 7.  Interest expense                                              $ 3,137   $ 3,880   $ 5,105   $ 5,451   $ 5,926
 8.  Estimated interest component of net rental expense                 31        31        33        32        33
 9.  Amortization of debt issuance expense                              --        --        --        --         4
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10.  Total fixed charges including interest on deposits and
       excluding capitalized interest                                3,168     3,911     5,138     5,483     5,963
11.  Add: Capitalized interest                                          --        --        --        --        --
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12.  Total fixed charges                                             3,168     3,911     5,138     5,483     5,963
13.  Less: Interest on deposits (Line 5)                             1,013       965     1,360     1,355     2,076
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14.  Fixed charges excluding interest on deposits                  $ 2,155   $ 2,946   $ 3,778   $ 4,128   $ 3,887
==================================================================================================================
Consolidated Ratios of Earnings to Fixed Charges:
Including interest on deposits (Line 4/Line 12)                       1.53      1.24      1.09      1.20      1.23
==================================================================================================================
Excluding interest on deposits (Line 6/Line 14)                       1.77      1.32      1.12      1.27      1.35
==================================================================================================================


               BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
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